UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13(a) or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): July 16, 2003

NetNation Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26881	33-0803438
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

1410 - 555 West Hastings Street
Vancouver, British Columbia, Canada	V6B 4N6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 604.688.8946

None
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

NetNation Communications, Inc. announced that its Board of Directors has received a favorable fairness opinion from BDO Valuation Inc. (“BDO”), a wholly owned subsidiary of BDO Dunwoody LLP Chartered Accountants and Consultants, for NetNation’s planned merger with Hostway Corporation.

The fairness opinion is dated July 10, 2003. BDO’s opinion is that, as of the date of the opinion, the merger consideration of US$1.65 per share, post-consolidation, was fair from a financial point of view to NetNation’s stockholders. NetNation announced the favorable fairness opinion in a news release dated July 16, 2003, a copy of which is attached as an exhibit hereto, and the text of which is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	News Release dated July 16, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETNATION COMMUNICATIONS, INC.

Date: July 17, 2003	By:	/s/ Jag Gillan____
Jag Gillan
Chief Operating Officer

Exhibit Index

Exhibit No.	Description

99.1	News Release dated July 16, 2003

Exhibit 99.1

News Release

FOR RELEASE WEDNESDAY, JULY 16, 2003 @ 5AM PDT

NetNation receives independent fairness opinion for Hostway merger

Vancouver, BC – July 16, 2003 – NetNation Communications, Inc. (Nasdaq: NNCI) announced today that its Board of Directors has received a favorable fairness opinion from BDO Valuation Inc. (“BDO”), a wholly owned subsidiary of BDO Dunwoody LLP Chartered Accountants and Consultants, for NetNation’s planned merger with Hostway Corporation.

The fairness opinion is dated July 10, 2003. BDO’s opinion is that, as of the date of the opinion, the merger consideration of US$1.65 per share, post-consolidation, was fair from a financial point of view to NetNation’s stockholders.

BDO may, at its discretion, change, modify or withdraw the fairness opinion in the event that there is any material change in fact or matter affecting the opinion after the date it was given, without any obligation to advise any person of any change. Furthermore, BDO does not express an opinion as to whether or not NetNation’s stockholders should approve the merger.

The merger is expected to close in August 2003, subject to majority approval from NetNation’s shareholders, SEC review, and approval by Delaware’s Secretary of State.

About NetNation Communications, Inc.

NetNation Communications, Inc. (http://www.netnation.com) is a pioneer in web hosting and domain name registration. With more than six years in operation, the Company has extended its products to offer enhanced-dedicated servers, co-location, shared hosting and managed services to clients worldwide. NetNation is recognized by industry evaluators for its excellent customer service and support, as reflected by its frequent top web host rankings worldwide. The Company was recently ranked the fourth fastest growing company in British Columbia by Business in Vancouver magazine, based on percentage revenue growth from 1997 to 2001.

About Hostway

Hostway Corporation (http://www.hostway.com) provides award-winning web hosting services with five locations in the US, the UK, the Netherlands, Korea, and Australia. Serving customers both small and large, Hostway provides best of breed hosting infrastructure with innovative online tools to help customers broaden their reach and grow their businesses online. Hostway offers a wide range of managed hosting services ranging from simple shared hosting plans to complex dedicated server programs to over 100,000 customers worldwide.

Hostway’s recent launch of the TruFlex line of dedicated servers with its simple, flat pricing underscores its commitment to innovation, security, and affordability.

INVESTOR NOTICE

NetNation Communications, Inc. (“NetNation”) will file a proxy statement and other relevant documents concerning the proposed acquisition with the SEC. Investors of NetNation are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the web site maintained by the SEC at www.sec.gov.

NetNation and its directors and executive officers, and certain of its employees, may be deemed to be participants in the solicitation of proxies from the shareholders of NetNation in connection with the acquisition. These participants may have interests in the acquisition, including interests resulting from holding shares of NetNation. Information about the interests of directors and executive officers of NetNation and their ownership of securities of NetNation will be set forth in the proxy statement.

Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the following: (1) technological changes or changes in the competitive environment adversely affecting the service-packages, market share, revenues or margins of the combined business; (2) changes in general economic, financial or business conditions adversely affecting the combined business or the markets in which it operates and adversely affecting future revenues; (3) availability of financial resources to carry out plans; and (4) authorization from third parties to carry out plans. The matters discussed in this news release also involved risks and uncertainties described from time to time in NetNation’s filings with the Securities and Exchange Commission, including the most recent Form 10-K filed on February 11, 2003, Form 10-Q filed on May 13, 2003, and Forms 8-K and other filings. NetNation assumes no obligation to update any forward-looking information contained in this news release.

NetNation is a registered trademark of NetNation Communications, Inc. and DomainPeople is a trademark of DomainPeople, Inc. All other products and company names are the trademarks or registered trademarks of their respective owners.

NetNation Contact:
Jay Elliott
1 604 688 8946 ext. 216
mr@netnation.com